UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2015

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On February 23, 2015, Metalico, Inc. (the "Company") engaged Gordian Group, LLC ("Gordian"), a leading independent investment banking firm, to assist the Company with an overall review of its business strategies going forward. Gordian will conduct a thorough evaluation of the Company and advise its Board of Directors as the Board considers alternatives for the Company’s future, including continued independence as a public corporation, combinations or joint ventures with suitable partners or investors, sales of assets, and a sale of the Company, including analyses of unsolicited bids previously delivered to the Company or to come in the future. A portion of the compensation due to Gordian is provided in the form of 1,000,000 shares of the Company’s common stock, par value $0.001 per share, vesting in three installments: 333,333 shares vested as of February 23, 2015; 333,333 shares vesting as of March 25, 2015; and 333,334 shares vesting as of April 24, 2015.

Item 9.01 Financial Statements and Exhibits.

A press release regarding the engagement of Gordian Group, LLC described in Item 3.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

February 23, 2015	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued February 23, 2015